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                                                                  EXHIBIT (j)(1)

                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 10, 2003, relating to the financial statements and financial highlights which appears in the September 30, 2003 Annual Report to Shareholders of Holland Balanced Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Auditors" in such Registration Statement.


New York, New York
January 23, 2004